Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
NTELOS Holdings Corp.:
We consent to the incorporation by reference in the Registration Statements No. 333-132772, 333-132771, 333-132769, and 333-166622 on Form S-8 and Registration Statement No. 333-182343 on Form S-3 of NTELOS Holdings Corp. of our reports dated March 11, 2016, with respect to the consolidated balance sheets of NTELOS Holdings Corp. as of December 31, 2015 and 2014 and the related consolidated statements of operations, comprehensive income (loss), cash flows, and changes in stockholders’ equity (deficit) for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the 2015 Annual Report on Form 10-K of NTELOS Holdings Corp.
Our report on the consolidated financial statements refers to a change in the classification of deferred tax assets and liabilities in the Company’s consolidated balance sheet.

/s/ KPMG LLP

Richmond, Virginia
March 11, 2016